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                            SIXTH AMENDMENT TO LEASE

      THIS SIXTH AMENDMENT TO LEASE ("6th Amendment"), dated this 17 day of January, 2001, is entered into by and between DRAPER LAND LIMITED PARTNERSHIP No. 2, a Utah limited partnership ("Landlord"), and 1-800 CONTACTS, INC., a Delaware Corporation ("Tenant").

                              W I T N E S S E T H:

      Whereas, Landlord and Tenant (then known as 1-800-LENS NOW, INC., dba 1-800-CONTACTS, A Utah corporation) entered into a Lease dated November 3, 1997, as amended by the First Amendment to Lease, dated May 25, 1998, the Second Amendment to Lease, dated August 6, 1998, the Third Amendment to Lease, dated January 17, 2001, the Fourth Amendment to Lease dated January 17, 2001, and the Fifth Amendment to Lease dated January 17, 2001, which are incorporated herein by reference ("Amended Lease");

      Whereas, the parties hereto desire to amend certain terms and conditions of the Amended Lease as specifically indicated in this Amendment. However, unless specifically amended herein, all terms and conditions of the Amended Lease remain in full force and effect.

      NOW, THEREFORE, in consideration of the mutual promises, representations and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.    The recitals contained herein are hereby incorporated by reference.

      2. Article 1 (a) of Amended Lease shall be amended to increase the premises by the following:

      (a) 4th Expansion Space. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the terms and conditions hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree, those certain premises, highlighted on Exhibit A-1 attached hereto, which include approximately 2,602 Rentable square feet of office space ("4th Expansion Space"). The location of the 4th Expansion Space and related Building is commonly known as: 66 E. Wadsworth Park Dr., Bldg. B, Suite, 101, Draper, UT 84020 (the "Building").

      (b) Lease term for 4th Expansion Space. The Lease Term for the 4th Expansion Space shall be 64 months commencing January 1, 2001, and ending on April 30, 2006. Options to extend the lease for the 4th Expansion Space shall be the same as for the Original Premises as specified in the Lease.

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      (c)   Rent for 4th Expansion Space. The Base Rent is $17.70 per year per per rentable square foot. Base rent shall be increased by $.60 per year per rentable square foot on May 25th consistent with the annual increase date in the Lease.

      3. Additional parking stalls. Tenant will have use of an additional 5 non-reserved parking stalls for each 1,000 rentable square feet of 4th Expansion Space.

      4.    Security Deposit. No additional security deposit is required.

      5. Miscellaneous. Except as expressly modified herein, the Lease, First Amendment to Lease, Second Amendment to Lease, Third Amendment to Lease, Fourth Amendment to Lease, and Fifth Amendment to Lease, remain in full force and effect between the parties in accordance with their original terms.

IN WITNESS WHEREOF, the parties have executed this Sixth Amendment to Lease dated the day and year first above written.

TENANT,                              LANDLORD,

1-800-Contacts, Inc.                 DRAPER LAND LIMITED PARTNERSHIP No. 2


By: /s/ Scott [ILLEGIBLE]            By: /s/ Kip Wadsworth
    --------------------                 ------------------------------------
                                             Kip Wadsworth

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